Exhibit 99.2

OraSure Technologies, Inc.

Analyst/Investor Conference Call

January 4, 2018

Prepared Remarks of Douglas A. Michels and Stephen S. Tang, Ph.D.

Please see “Important Information” at the conclusion of the following prepared remarks

Introduction – Doug Michels

Thank you Joni. I want to thank everyone who has joined the call. I hope you have had an enjoyable holiday season.

As you saw from our press release earlier this morning, the New Year at OraSure is beginning with very exciting news. We announced the implementation of a succession plan for both our CEO and CFO and we shared with you updated revenue guidance for the fourth quarter.

Let me first comment on the management changes and transition plans.

CEO Retirement – Doug Michels

I have spent the last three and a half decades working primarily in diagnostics and it has been work that I have truly loved. One of the high points of my career has been the past 14 years at OraSure. Although my passion for this work has not diminished, for some time now I have been contemplating retirement. After much thought about how I want to spend my future years, I have concluded it is time to make a change. I have advised the Board that I will be retiring on March 31st of this year.

It has truly been a pleasure to come to work at OraSure each morning these past 14 years. I will miss working with our Executive Team and the many other fine people at this Company. I will also miss the fulfillment that comes from leading a company like OraSure that has accomplished so much. As I have said many times, our greatest asset is our people. It has been a privilege to work with all of my colleagues here at OraSure. We have a lot to be proud of.

Although this type of decision is never easy, I have decided that it is time to pull back from the rigors and demands of being a public company CEO. I intend to change the focus of my life to be more centered on my family, friends and personal pursuits. This decision was mine alone and solely of my own choosing, and I take great comfort in knowing the Board’s choice for my replacement. You will come to understand why that is the case as you get to know Steve Tang in the coming months.

For those of you that have followed OraSure for a while, you know that we do not shy away from tough challenges. If we did we would not be doing our job. In the end, our victories have far outweighed the challenges and I am happy to report that the Company has never been stronger. We have had consecutive years of record financial performance. Our profitability is strong and growing, and we have a robust outlook for 2018. We have a clear business strategy and in 2017 we put in place an integrated global organization of capable leaders, managers and employees to deliver against our infectious disease and molecular business priorities. So now is the perfect time to plan and implement a transition of leadership that will take OraSure Technologies to the next level of even greater achievement and success.

After a thorough review of potential candidates, I could not be more pleased with the Board’s decision to select Dr. Stephen Tang, to be the Company’s next CEO. As you will hear in a minute, Steve brings a wealth of valuable experience and an impressive list of accomplishments to this position. Of particular note is his experience in developing and commercializing innovative new technologies in the life science space. And to top it off, his service on our Board for the past six years has given him an intimate knowledge of the Company and has enabled him to build personal relationships with our management team. All of this makes him the ideal person to take the reins here at OraSure and lead the Company to the next level.

Over the next several months, I will be working closely with Steve to ensure a smooth transition of responsibilities. I am confident this will be an efficient and orderly process and that Steve will hit the ground running when his employment starts in April.

So with that, let me now turn the call over to Steve so that you can hear directly from him about his background and experience and his expectations for the business.

Steve.....

New CEO Comments – Steve Tang

Thanks Doug.

Good morning everyone and thank you for joining us. It is with great enthusiasm that I accept the opportunity to lead OraSure, arguably at the most exciting time in its history. This is a remarkable company with a rich history of innovation and an abundance of opportunity before it. Over the years, OraSure has played an important role globally helping to provide millions of people insight into their health and genetic history. I am honored to be chosen CEO of a company I respect and admire so much. I am especially grateful to the Board for the confidence they have shown in me and for giving me this opportunity.

Today my primary goal is to introduce myself, touch upon my background and detail why I am well suited to guide OraSure at this time. Having been CEO at a publicly-traded company, I understand the responsibilities of the position and the importance of interacting with the investment community. I also possess a deep understanding of life sciences, both as a scientist and business leader, and have an extensive business background in this area.

For the past nine years, I have had the privilege of leading the University City Science Center in Philadelphia, a global innovation hub for life sciences. During this period, my primary focus and passion has been on the identification, development, funding and commercialization of new and innovative technologies. Innovation is at the core of any successful enterprise and OraSure is a perfect example. Diagnostics that used to take hours or days to perform can now be done in minutes with our tests in remote locations and in difficult climates. We also have improved DNA sample collection and stabilization and that has opened many doors for us and our customers. I will be highly focused on fostering an environment that continues to cultivate and reward innovation.

Prior to my time at the Science Center, I led the Life Science Group at Olympus America. There I had full financial, operational and strategic responsibility for a number of the Company’s leading products in in vitro diagnostics and technologies related to translational and personalized medicine. I was also very active in leading Olympus’ search for M & A opportunities in life sciences and in the strategic planning for that business.

Prior to my time at Olympus, I served as the President and CEO, and as a Board member, for Millennium Cell, Inc. in the fledgling hydrogen battery and fuel cell industry. During my tenure at Millennium, I oversaw the company’s initial public offering and obtained experience as a public company CEO.

Each of these positions brought with it important lessons learned and I look forward to utilizing my prior experience in my new role.

As Chairman of OraSure’s Board, I have enthusiastically and personally endorsed our current strategy. We seek to empower healthcare providers and patients around the world to improve global health through access to accurate and essential information. We are pursuing this vision through our infectious disease and molecular business growth priorities. It is also paramount that we further our innovative spirit and pursue business development opportunities. I am fully committed to the strategy and will continue to aggressively pursue achievement of these strategic objectives.

We will continue to evaluate our strategy and look for ways to improve upon it where possible. This will be a primary focus of mine during both the transition period and after I come on board in April. We will be performing a thorough re-assessment and update of the competitive landscape, relevant business trends and potential market opportunities. Our goal is to maximize our current strategy to enable the Company to continue the type of strong growth trends it has been experiencing.

One area that will also receive a high level of attention is product and business development. I will be prioritizing the identification of ways to deploy our approximately $200 million in cash and other resources in the areas of both external and internal business and product development. We will focus these efforts on high growth business opportunities consistent with our updated strategy. These opportunities may include international markets for emerging global diseases, quantitative biology, digital health and personalized medicine, to name a few. This is an exciting time for OraSure and I believe there are a number of potentially significant opportunities that we can and should pursue in the future.

Another important area I want to mention is our organization. I could not agree more with Doug’s comment that our people are our greatest asset. During my years as a Director, I have been extraordinarily impressed with the quality of the leadership team and the many other employees who are so essential to the Company’s success. During the transition period, I plan to get to know the management team a little better and will help them get to know me as well. At this point, I do not see significant changes to the management team other than the changes announced today.

One immediate and obvious priority will be to find a successor to Ron Spair, our CFO, and we have already engaged an executive search firm to assist in this effort. Ron’s exact retirement date has not been set, but will be determined based on the timing for appointment of his successor and the appropriate transition of responsibilities.

Before I conclude, please allow me to put on my Chairman’s hat for a moment and offer some further comments on the management transition. I know I speak for the other Directors and the Company’s many employees in offering our thanks to both Doug and Ron for their tireless efforts on behalf of the Company over many years. OraSure’s many accomplishments did not happen in a vacuum and are, in many ways, due to the strong leadership that Doug and Ron have provided. Although they are not retiring for at least a few more months, I would like to wish them an abundance of health and happiness as they move into the next phases of their lives.

And with that, I will turn things back to Doug.

Updated Q4 Revenue Guidance – Doug Michels

Thank you Steve.

As you saw in the press release, we are also updating our revenue guidance for Q4 and are now projecting consolidated net revenues of at least $50 million. Our decision to preannounce enables us to provide a more updated view of our business at the JPMorgan healthcare conference next week.

You will recall that we previously projected that Q4 revenues would be in the $45 - $46 million range. The updated revenue forecast will be another record quarter for the Company. The improved guidance is due primarily to higher than anticipated growth in our molecular collections business, which is expected to generate revenues of at least $29 million in Q4.

Conclusion – Doug Michels

So in conclusion, Ron and I are planning to transition out of the organization in 2018. Dr. Stephen Tang, the current Chairman of our Board, has been selected as my successor effective April 1st of this year. As you just heard, Steve brings a wealth of knowledge and experience that makes him extremely well suited to lead OraSure. I am highly confident the Company will flourish under his leadership. He is an impressive individual which you will come to learn. Steve and I will be at the JPMorgan healthcare conference next week and we hope to see many of you there.

Over the next several months, in addition to working with Steve on transition matters, I will also be working with Steve and Ron to identify, recruit and hire a new CFO. I am confident that we will attract an excellent candidate to replace Ron in a timely manner.

So with that, we can now take your questions. Operator, please proceed.

* * * *

[Q&A session]

Final Conclusion – Doug Michels

Thank you for participating on today’s call and for your continued interest in OraSure. Have a great day.

Important Information

This document contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for our products; impact of increased reliance on

U.S. government contracts; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions, high unemployment levels and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; ability to successfully renew contracts or enter into new contracts with existing customers; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to meet financial covenants in credit agreements; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission (“SEC” filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this call, and we undertake no duty to update these statements.